UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 4, 2025

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02          Results of Operations and Financial Condition
On August 6, 2025, CS Disco, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 6, 2025, the Company announced that Michael Lafair will step down from his role as the Company’s Executive Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective as of the earlier of the appointment of his successor or the close of business on December 31, 2025 (such date, the “Transition Date”). Mr. Lafair’s decision was not the result of any disagreement between Mr. Lafair and the Company, its management or its board of directors on any matter relating to the Company’s operations, policies or practices. The Company has retained an external search firm to identify candidates for the Chief Financial Officer role.
In connection with Mr. Lafair’s transition, the Company has entered into a Transition Agreement (the “Transition Agreement”) with Mr. Lafair dated as of August 4, 2025. Pursuant to the Transition Agreement, Mr. Lafair will continue to serve as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer through the Transition Date, and will cooperate with the Company in effecting the transition of his duties and responsibilities to his successor. To the extent Mr. Lafair remains an employee of the Company through December 31, 2025 or is terminated without cause prior to such date, Mr. Lafair will continue to receive his current base salary and benefits through December 31, 2025 and he will be entitled to receive his annual bonus for all of 2025 in accordance with the Company’s regular bonus determination and awards procedures. In addition, to the extent Mr. Lafair remains an employee of the Company through December 31, 2025 or is terminated without cause prior to such date, and subject to his execution and effectiveness of a customary release of claims, he has agreed to provide the Company with advisory services from the Transition Date through February 17, 2026 (the “Advisory Period), and will be eligible to vest in his existing equity awards in connection with his continuous service to the Company during the Advisory Period.
The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Transition Agreement, a copy of which the Company has filed with this Current Report on Form 8-K and which is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1+	Transition Agreement by and between the Registrant and Michael Lafair.
99.1	Earnings Release dated August 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
___________
+    Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: August 6, 2025	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Executive Vice President, Chief Financial Officer